Adamas Trust, Inc. Reports First Quarter 2026 Results

NEW YORK, April 29, 2026 (GLOBE NEWSWIRE) - Adamas Trust, Inc. (Nasdaq: ADAM) (“Adamas,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2026.

Financial Highlights:

•GAAP basic earnings per share of $0.41
•Earnings available for distribution (or "EAD") (1) per common share of $0.29, up 45% year-over-year and 26% quarter-over-quarter, reflecting continued portfolio expansion and earnings momentum
•Quarterly economic return (2) of 6.35%; Quarterly economic return on adjusted book value (1)(2) of 3.76%
•Book value per share of $9.98, up 4.0% quarter-over-quarter
•Adjusted book value (1) per share of $10.80, up 1.6% quarter-over-quarter
•Total net interest income of $48.4 million, up 12.1% quarter-over-quarter; Total adjusted net interest income (1) of $48.2 million, up 3.9% quarter-over-quarter
•Declared first quarter common stock dividend of $0.23 per share, representing a 12.50% annualized yield (3)
•Cumulative stockholder return (4) of 4.06% for the quarter; 28.58% over the last twelve months
•Company Recourse Leverage Ratio of 5.2x; Portfolio Recourse Leverage Ratio of 4.9x

Management Update To Our Stockholders

Jason Serrano, Chief Executive Officer, commented: “Adamas delivered strong first quarter results, with continued growth in earnings and book value despite a volatile macro environment. We delivered GAAP earnings of $0.41 per share and EAD of $0.29 per share, well ahead of our dividend, highlighting the strength and scalability of our platform. Our diversified strategy, pairing Agency RMBS with a growing credit and origination business, has performed as designed, generating stable book value and expanded earnings. We also saw meaningful contribution and operating leverage from our Constructive platform during the quarter. We are energized by the flexibility of our balance sheet and its ability to drive long-term stockholder value.”

(1) Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Non-GAAP Financial Measures."
(2) Economic return on book value and economic return on adjusted book value are based on the periodic change in GAAP book value and adjusted book value, respectively, per common share plus dividends declared per common share, if any, during the period.
(3) Annualized yield is calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on March 31, 2026.
(4) Cumulative stockholder return includes common stock price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date.

Business Highlights:

Investing & Origination Activity

•Acquired $1.0 billion of new single-family residential investments during the quarter, including $510.1 million of Agency investments and $487.2 million of business purpose loans (5)
•Expanded Agency investment portfolio to $6.8 billion, with 96% of holdings in specified pools and an average coupon of 5.50%
•BPL-Rental portfolio grew to $1.8 billion in UPB, supported by strong credit fundamentals, including average FICO of 748, average LTV of 71% and average DSCR of 1.35x
•Constructive originated $422.2 million of business purpose loans in the quarter, surpassing $6.5 billion in cumulative originations since inception in 2017 (6)
•Sold a property within our Cross-collateralized mezzanine lending investment, resulting in a net gain attributable to Adamas of $13.8 million

Financing & Capital

•Issued $90.0 million of 9.250% senior unsecured notes due 2031
•Redeemed $100.0 million of 5.75% senior unsecured notes due 2026
•Completed a $310.4 million BPL-Rental securitization at a 4.88% effective cost (7)
•Subsequent to quarter end, completed an additional $261.5 million BPL-Rental securitization at a 5.54% effective cost (7)

Stockholder Value

•Repurchased 612,464 shares of common stock at an accretive price of $8.17 per share
•$1.5 billion in cumulative common stock dividends declared since June 2004

(5) Acquired business purpose loans include $252.6 million of loans originated by Constructive and transferred at fair value to the Company's investment portfolio.
(6) Origination amounts represent total loan commitments.
(7) Effective cost represents the weighted average yield at issuance of all tranches sold in the securitization, weighted by the issuance proceeds of each tranche, and reflecting the modeling assumptions set forth in the related offering documents.

Capital Allocation

The following table sets forth our allocated capital at March 31, 2026 (dollar amounts in thousands):

	Investment Portfolio (1)	Constructive	Corporate/Other	Total
Investment securities available for sale and TBAs (2)	$7,108,203	$—	$—	$7,108,203
Residential loans	4,378,501	119,526	—	4,498,027
Consolidated SLST CDOs	(983,717)	—	—	(983,717)
Residential loans held for sale	—	121,607	—	121,607
Multi-family loans	55,910	—	—	55,910
Equity investments	23,468	—	—	23,468
Equity investments in consolidated multi-family properties (3)	132,916	—	—	132,916
Single-family rental properties	121,340	—	—	121,340
Mortgage servicing rights	19,965	—	—	19,965
Total investments	10,856,586	241,133	—	11,097,719
Liabilities:
Repurchase agreements, warehouse facilities and TBA cost basis (4)	(6,949,260)	(219,171)	—	(7,168,431)
Collateralized debt obligations
Residential loan securitization CDOs	(2,421,525)	—	—	(2,421,525)
Non-Agency RMBS re-securitization	(63,702)	—	—	(63,702)
Senior unsecured notes	—	—	(339,648)	(339,648)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (5)	117,731	12,130	200,104	329,965
Goodwill	—	22,396	—	22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(23,304)	—	—	(23,304)
Other	108,358	13,541	(53,908)	67,991
Net Company capital allocated	$1,624,884	$70,029	$(238,452)	$1,456,461

Company Recourse Leverage Ratio (6)				5.2	x
Portfolio Recourse Leverage Ratio				4.9	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2026 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $146.7 million.
(2)Includes implied fair value of outstanding TBAs of $147.9 million. TBAs are recorded as derivative instruments in the Company's condensed consolidated financial statements. As of March 31, 2026, our TBAs had a net carrying value of $1.5 million reported in other liabilities on the Company's condensed consolidated balance sheets. The net carrying value represents the difference between the implied fair value of the underlying security in the TBA contract and the price to be paid or received for the underlying security (or cost basis).
(3)Represents the Company's equity investments in consolidated multi-family properties. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties to the Company's condensed consolidated financial statements.
(4)Includes repurchase agreements and warehouse facilities with a carrying value of $7.0 billion and outstanding TBAs with a cost basis of $149.4 million.
(5)Excludes cash in the amount of $3.9 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash of $156.5 million is included in the Company’s accompanying condensed consolidated balance sheets in other assets.

(6)Company Recourse Leverage Ratio does not include Consolidated SLST CDOs amounting to $983.7 million, residential loan securitization CDOs amounting to $2.4 billion, non-Agency RMBS re-securitization CDOs amounting to $63.7 million and mortgages payable on real estate totaling $276.0 million as they are non-recourse debt.

Net Interest Spread

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended March 31, 2026 (dollar amounts in thousands):

Three Months Ended March 31, 2026

	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$94,242	$62,337	$1,654	$2,999	$161,232
Adjusted Interest Expense (1)	(58,977)	(42,075)	—	(12,014)	(113,066)
Adjusted Net Interest Income (Loss) (1)	$35,265	$20,262	$1,654	$(9,015)	$48,166

Average Interest Earning Assets (3)	$6,648,680	$3,620,780	$55,263	$262,680	$10,587,403
Average Interest Bearing Liabilities (4)	$5,991,016	$3,225,961	$—	$675,849	$9,892,826

Yield on Average Interest Earning Assets (1) (5)	5.67%	6.89%	11.97%	4.57%	6.09%
Average Financing Cost (1) (6)	(3.99)%	(5.29)%	—	(7.21)%	(4.64)%
Net Interest Spread (1) (7)	1.68%	1.60%	11.97%	(2.64)%	1.45%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, residential loans held for sale, multi-family loans and investment securities, to the extent applicable, and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures, to the extent applicable, and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.

Segment Information

The following tables present summarized financial information by reportable segment for the three months ended March 31, 2026, which in total reconciles to the same data for the Company on a consolidated basis (dollar amounts in thousands):

	For the Three Months Ended March 31, 2026
	Investment Portfolio	Constructive	Corporate/Other	Total
Total net interest income (loss)	$57,259	$509	$(9,357)	$48,411
Total net loss from real estate	(2,602)	—	—	(2,602)
Total other income	6,477	15,769	58,701	80,947
Total general, administrative and operating expenses (1)	14,034	15,621	10,376	40,031
Income from operations before income taxes	47,100	657	38,968	86,725
Income tax expense	15	—	144	159
Net income	47,085	657	38,824	86,566
Net income attributable to non-controlling interests	(37,965)	—	—	(37,965)
Net income attributable to Company	9,120	657	38,824	48,601
Preferred stock dividends	—	—	(11,704)	(11,704)
Net income attributable to Company's common stockholders	$9,120	$657	$27,120	$36,897

(1)General, administrative and operating expenses of the Constructive segment include $9.3 million of direct general and administrative expenses and $4.0 million of direct loan origination costs incurred by Constructive.

Conference Call

On Thursday, April 30, 2026 at 9:00 a.m., Eastern Time, Adamas Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2026. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI13f8ea05ee174c5c925944d8d7aea7b8. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at www.adamasreit.com or at https://edge.media-server.com/mmc/p/nupeysz3/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at www.adamasreit.com under the "Investors — Events and Presentations" section. First Quarter 2026 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About Adamas Trust

Adamas Trust, Inc. is an internally managed real estate investment trust (“REIT”) focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “UPB” refers to unpaid principal balance; “LTV” refers to loan-to-value ratio; “DSCR” refers to debt service coverage ratio; “Constructive” refers to Constructive Loans, LLC, the Company's wholly-owned origination platform; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “TBAs” refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; “Agency investments” refer to Agency RMBS and TBAs; “TBA dollar roll income” refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit (or “BPL-Bridge”) or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants (or “BPL-Rental”); “Mezzanine Lending” refers to preferred equity investments in multi-family properties; “Cross-collateralized mezzanine lending investment” refers to a cross-collateralized preferred equity and joint venture equity investment in multi-family properties; “Multi-Family Credit” includes Mezzanine Lending; “Single-Family Credit” includes residential loans, residential loans held for sale, non-Agency RMBS and single-family rental properties; “Corporate/Other” includes, or included, other investment securities and an equity investment in an entity that originates residential loans; “Company Recourse Leverage” represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity; and “Portfolio Recourse Leverage” represents the Company's outstanding recourse repurchase agreement and warehouse facility financing and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; changes in the benefits the Company anticipates from the acquisition of Constructive; the Company's ability to effectively integrate Constructive into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@adamasreit.com

FINANCIAL TABLES FOLLOW

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$6,960,313	$6,904,781
Residential loans, at fair value	4,498,027	4,358,175
Residential loans held for sale, at fair value	121,607	80,707
Multi-family loans, at fair value	55,910	55,476
Equity investments, at fair value	23,468	24,711
Cash and cash equivalents	208,915	210,333
Real estate, net	465,846	553,496
Goodwill	22,396	22,396
Other assets	433,859	428,772
Total Assets (1)	$12,790,341	$12,638,847
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements and warehouse facilities	$7,019,017	$6,753,417
Collateralized debt obligations ($3,115,903 at fair value and $353,041 at amortized cost, net as of March 31, 2026 and $3,148,157 at fair value and $363,645 at amortized cost, net as of December 31, 2025)	3,468,944	3,511,802
Senior unsecured notes ($339,648 at fair value as of March 31, 2026 and $260,852 at fair value and $99,585 at amortized cost, net as of December 31, 2025)	339,648	360,437
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	276,032	332,131
Other liabilities	183,883	205,623
Total liabilities (1)	11,332,524	11,208,410

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	4,078	3,016

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,385,674 shares issued and outstanding ($559,642 aggregate liquidation preference)	540,472	540,472
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 89,861,108 and 90,303,863 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	899	903
Additional paid-in capital	2,308,286	2,294,194
Accumulated deficit	(1,393,196)	(1,408,647)
Company's stockholders' equity	1,456,461	1,426,922
Non-controlling interests	(2,722)	499
Total equity	1,453,739	1,427,421
Total Liabilities and Equity	$12,790,341	$12,638,847
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2026 and December 31, 2025, assets of consolidated VIEs totaled $4,238,982 and $4,367,560, respectively, and the liabilities of consolidated VIEs totaled $3,775,241 and $3,881,273, respectively.

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025
NET INTEREST INCOME:
Interest income	$172,065	$129,734
Interest expense	123,654	96,636
Total net interest income	48,411	33,098

NET LOSS FROM REAL ESTATE:
Rental income	12,625	17,534
Other real estate income	1,943	3,121
Total income from real estate	14,568	20,655
Interest expense, mortgages payable on real estate	3,821	6,007
Depreciation expense	4,623	5,895
Other real estate expenses	8,726	10,988
Total expenses related to real estate	17,170	22,890
Total net loss from real estate	(2,602)	(2,235)

OTHER INCOME (LOSS):
Realized losses, net	(10,680)	(41,100)
Unrealized (losses) gains, net	(62,568)	118,203
Gains (losses) on derivative instruments, net	87,814	(46,802)
Mortgage banking activities, net	15,330	—
Income from equity investments	721	3,589
Impairment of real estate	(2,231)	(3,905)
Other income	52,561	1,967
Total other income	80,947	31,952

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	24,487	12,414
Portfolio operating expenses	6,137	7,206
Loan origination costs	4,025	—
Financing transaction costs	5,382	5,482
Total general, administrative and operating expenses	40,031	25,102

INCOME FROM OPERATIONS BEFORE INCOME TAXES	86,725	37,713
Income tax expense	159	648

NET INCOME	86,566	37,065
Net (income) loss attributable to non-controlling interests	(37,965)	5,090
NET INCOME ATTRIBUTABLE TO COMPANY	48,601	42,155
Preferred stock dividends	(11,704)	(11,870)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$36,897	$30,285

Basic earnings per common share	$0.41	$0.33
Diluted earnings per common share	$0.40	$0.33
Weighted average shares outstanding-basic	90,353	90,583
Weighted average shares outstanding-diluted	92,060	91,091

ADAMAS TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest income	$172,065	$170,680	$160,633	$140,901	$129,734
Interest expense	123,654	127,510	124,047	104,454	96,636
Total net interest income	48,411	43,170	36,586	36,447	33,098
Total net loss from real estate	(2,602)	(3,292)	(3,878)	(3,014)	(2,235)
Total other income (loss)	80,947	52,568	48,604	(9,264)	31,952
Total general, administrative and operating expenses	40,031	36,123	41,825	19,890	25,102
Income from operations before income taxes	86,725	56,323	39,487	4,279	37,713
Income tax expense (benefit)	159	(44)	(298)	(161)	648
Net income	86,566	56,367	39,785	4,440	37,065
Net (income) loss attributable to non-controlling interests	(37,965)	(2,840)	5,035	4,106	5,090
Net income attributable to Company	48,601	53,527	44,820	8,546	42,155
Preferred stock dividends	(11,704)	(11,922)	(12,118)	(12,032)	(11,870)
Net income (loss) attributable to Company's common stockholders	36,897	41,605	32,702	(3,486)	30,285

Basic earnings (loss) per common share	$0.41	$0.46	$0.36	$(0.04)	$0.33
Diluted earnings (loss) per common share	$0.40	$0.45	$0.36	$(0.04)	$0.33
Weighted average shares outstanding - basic	90,353	90,399	90,406	90,324	90,583
Weighted average shares outstanding - diluted	92,060	91,986	91,614	90,324	91,091

Yield on average interest earning assets (1)	6.09%	6.23%	6.33%	6.48%	6.47%
Net interest spread (1)	1.45%	1.52%	1.50%	1.50%	1.32%
Earnings available for distribution attributable to Company's common stockholders (1)	$26,423	$20,414	$21,991	$20,024	$18,194
Earnings available for distribution per common share - basic (1)	$0.29	$0.23	$0.24	$0.22	$0.20
Book value per common share	$9.98	$9.60	$9.20	$9.11	$9.37
Adjusted book value per common share (1)	$10.80	$10.63	$10.38	$10.26	$10.43

Dividends declared per common share	$0.23	$0.23	$0.23	$0.20	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.65	$0.68	$0.70	$0.69	$0.69
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and Mezzanine Lending investments, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include TBA dollar roll income,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in gains (losses) on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost).

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	March 31, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
GAAP interest expense	(58,596)	(53,206)	—	(11,852)	(123,654)
GAAP total net interest income (loss)	$35,359	$20,251	$1,654	$(8,853)	$48,411

GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,120)	—	—	(11,120)
TBA dollar roll income	287	—	—	—	287
Adjusted interest income	$94,242	$62,337	$1,654	$2,999	$161,232

GAAP interest expense	$(58,596)	$(53,206)	$—	$(11,852)	$(123,654)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,120	—	—	11,120
Net interest component of interest rate swaps	(381)	11	—	(162)	(532)
Adjusted interest expense	$(58,977)	$(42,075)	$—	$(12,014)	$(113,066)

Adjusted net interest income (loss) (1)	$35,265	$20,262	$1,654	$(9,015)	$48,166

	December 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
GAAP interest expense	(63,766)	(52,710)	—	(11,034)	(127,510)
GAAP total net interest income (loss)	$30,977	$18,990	$1,711	$(8,508)	$43,170

GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,955)	—	—	(10,955)
TBA dollar roll income	12	—	—	—	12
Adjusted interest income	$94,755	$60,745	$1,711	$2,526	$159,737

GAAP interest expense	$(63,766)	$(52,710)	$—	$(11,034)	$(127,510)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,955	—	—	10,955
Net interest component of interest rate swaps	2,904	105	—	156	3,165
Adjusted interest expense	$(60,862)	$(41,650)	$—	$(10,878)	$(113,390)

Adjusted net interest income (loss) (1)	$33,893	$19,095	$1,711	$(8,352)	$46,347

	September 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
GAAP interest expense	(60,472)	(53,080)	—	(10,495)	(124,047)
GAAP total net interest income (loss)	$25,503	$17,424	$2,124	$(8,465)	$36,586

GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,199)	—	—	(11,199)
TBA dollar roll income	66	—	—	—	66
Adjusted interest income	$86,041	$59,305	$2,124	$2,030	$149,500

GAAP interest expense	$(60,472)	$(53,080)	$—	$(10,495)	$(124,047)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,199	—	—	11,199
Net interest component of interest rate swaps	5,204	504	—	392	6,100
Adjusted interest expense	$(55,268)	$(41,377)	$—	$(10,103)	$(106,748)

Adjusted net interest income (loss) (1)	$30,773	$17,928	$2,124	$(8,073)	$42,752

	June 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
GAAP interest expense	(48,564)	(48,637)	—	(7,253)	(104,454)
GAAP total net interest income (loss)	$21,179	$18,869	$2,203	$(5,804)	$36,447

GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
Adjusted for:
Consolidated SLST CDO interest expense	—	(8,429)	—	—	(8,429)
TBA dollar roll income	7	—	—	—	7
Adjusted interest income	$69,750	$59,077	$2,203	$1,449	$132,479

GAAP interest expense	$(48,564)	$(48,637)	$—	$(7,253)	$(104,454)
Adjusted for:
Consolidated SLST CDO interest expense	—	8,429	—	—	8,429
Net interest component of interest rate swaps	3,149	183	—	322	3,654
Adjusted interest expense	$(45,415)	$(40,025)	$—	$(6,931)	$(92,371)

Adjusted net interest income (loss) (1)	$24,335	$19,052	$2,203	$(5,482)	$40,108

	March 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$55,668	$67,266	$2,605	$4,195	$129,734
GAAP interest expense	(38,367)	(48,308)	—	(9,961)	(96,636)
GAAP total net interest income (loss)	$17,301	$18,958	$2,605	$(5,766)	$33,098

GAAP interest income	$55,668	$67,266	$2,605	$4,195	$129,734
Adjusted for:
Consolidated SLST CDO interest expense	—	(6,964)	—	—	(6,964)
Adjusted interest income	$55,668	$60,302	$2,605	$4,195	$122,770

GAAP interest expense	$(38,367)	$(48,308)	$—	$(9,961)	$(96,636)
Adjusted for:
Consolidated SLST CDO interest expense	—	6,964	—	—	6,964
Net interest component of interest rate swaps	2,180	258	—	674	3,112
Adjusted interest expense	$(36,187)	$(41,086)	$—	$(9,287)	$(86,560)

Adjusted net interest income (loss) (1)	$19,481	$19,216	$2,605	$(5,092)	$36,210
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) is a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest component of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) other non-recurring gains (losses), (e) depreciation of operating real estate, (f) non-cash expenses, (g) financing transaction costs, (h) non-recurring restructuring and transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD adjustments attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net income (loss) attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
GAAP net income (loss) attributable to Company's common stockholders	$36,897	$41,605	$32,702	$(3,486)	$30,285
Adjustments:
Realized losses, net	10,680	14,947	5,610	3,771	41,100
Unrealized losses (gains), net	62,568	(19,726)	(54,852)	(24,614)	(118,203)
(Gains) losses on derivative instruments, net (1)	(88,059)	(25,294)	19,172	30,627	49,914
Unrealized losses, net on equity investments (2)	46	4,505	2,860	3,352	1,098
Impairment of real estate	2,231	330	1,619	3,913	3,905
Other (gains) losses (3)	(50,266)	(8,691)	358	(535)	(775)
Depreciation of operating real estate	4,623	5,366	5,936	5,928	5,895
Non-cash expenses (4)	3,157	3,096	2,961	2,561	2,199
Financing transaction costs	5,382	—	7,941	750	5,482
Restructuring and transaction expenses (5)	—	109	1,245	577	835
Income tax effect of adjustments	4	(75)	(336)	(173)	486
EAD adjustments attributable to non-controlling interests	39,160	4,242	(3,225)	(2,647)	(4,027)
Earnings available for distribution attributable to Company's common stockholders	$26,423	$20,414	$21,991	$20,024	$18,194

Weighted average shares outstanding - basic	90,353	90,399	90,406	90,324	90,583
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$0.41	$0.46	$0.36	$(0.04)	$0.33
EAD per common share - basic	$0.29	$0.23	$0.24	$0.22	$0.20

(1)Excludes net interest expense of interest rate swaps of approximately $0.5 million for the three months ended March 31, 2026 and net interest benefit of interest rate swaps of approximately $3.2 million, $6.1 million, $3.7 million and $3.1 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively. Also excludes TBA dollar roll income of approximately $0.3 million, $12.0 thousand, $66.2 thousand and $7.0 thousand for the three months ended March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively.
(2)Included in income (loss) from equity investments on the Company's condensed consolidated statements of operations.
(3)Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on extinguishment of debt, Mezzanine Lending premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Includes stock-based compensation and intangible asset amortization.
(5)Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value.

Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a cross-collateralized mezzanine lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and cross-collateralized mezzanine lending investment that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in an entity in which we maintain our cross-collateralized mezzanine lending investment, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the entity in which we maintain our cross-collateralized mezzanine lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our cross-collateralized mezzanine lending investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are, or were, carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Company's stockholders' equity	$1,456,461	$1,426,922	$1,390,777	$1,381,203	$1,401,946
Preferred stock liquidation preference	(559,642)	(559,642)	(559,642)	(558,498)	(554,110)
GAAP book value	896,819	867,280	831,135	822,705	847,836
Add:
Cumulative depreciation expense on real estate (1)	24,751	26,864	26,357	25,170	22,989
Cumulative amortization of lease intangibles related to real estate (1)	3,794	4,106	4,620	4,620	4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	23,304	42,222	54,782	49,574	46,011
Adjustment of amortized cost liabilities to fair value	22,257	19,202	20,481	24,153	22,488
Adjusted book value	$970,925	$959,674	$937,375	$926,222	$943,944

Common shares outstanding	89,861	90,304	90,308	90,314	90,529
GAAP book value per common share (2)	$9.98	$9.60	$9.20	$9.11	$9.37
Adjusted book value per common share (3)	$10.80	$10.63	$10.38	$10.26	$10.43

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own, and have owned, a cross-collateralized mezzanine lending and joint venture equity investments in entities that own multi-family properties. We determined that these entities are VIEs and that we are or was the primary beneficiary of these VIEs, resulting in consolidation of the VIEs, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the entities' membership interests.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of March 31, 2026, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our condensed consolidated financial statements as of March 31, 2026 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,914
Real estate, net	344,507
Other assets	43,306
Total assets	$391,727

Mortgages payable on real estate, net	$276,032
Other liabilities	4,852
Total liabilities	$280,884

Redeemable non-controlling interest in Consolidated VIEs	$4,078
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(23,304)
Non-controlling interest in Consolidated VIEs	(2,847)
Net equity investment in consolidated multi-family properties	$132,916